Exhibit 10.1

DATED	October 15, 2007

EMPIRE ENERGY CORPORATION INTERNATIONAL

- and -

M R ASSOCIATES

PUT AND CALL OPTION AGREEMENT

TABLE OF CONTENTS

1.	INTERPRETATION	1

2.	GRANT OF OPTIONS	5

3.	EXERCISE OF OPTIONS	5

4.	CONSIDERATION	6

5.	CONDITIONS	7

6.	CONDUCT DURING THE OPTION PERIOD	9

7.	COMPLETION	9

8.	THE PURCHASER’S AND SELLER’S COVENANTS	10

9.	SELLER’S WARRANTIES	11

10.	PURCHASER’S WARRANTIES	11

11.	CONFIDENTIALITY	12

12.	FURTHER ASSURANCE	12

13.	ASSIGNMENT	12

14.	WHOLE AGREEMENT	12

15.	VARIATION AND WAIVER	13

16.	COSTS	13

17.	NOTICE	13

18.	COUNTERPARTS	14

19.	SEVERANCE	14

20.	AGREEMENT SURVIVES COMPLETION	14

21.	THIRD PARTY RIGHTS	14

22.	GOVERNING LAW AND JURISDICTION	15

SCHEDULE 1 – ASSETS		16

SCHEDULE 2 – SELLER’S WARRANTIES		17

1.	THE SELLER	17

SCHEDULE 3 – PURCHASER’S WARRANTIES		18

THIS AGREEMENT is made October 15, 2007

BETWEEN:

(1)

EMPIRE ENERGY CORPORATION INTERNATIONAL a public limited company incorporated and registered in Nevada, United States of America, with its registered address at Suite 100, 16801 West 116th Street, Lenexa, Kansas 66219-9603, United States of America (the “Purchaser”); and

(2)	M R ASSOCIATES a sole trader whose address is 15 Park Crescent, Abingdon, Oxfordshire OX14 1DF (the “Seller”).

RECITALS

(A)	The Seller is a party to the Farm-In Agreement and owns the beneficial title to Licence 5/2005.

(B)	The Seller has agreed to enter into a put and call option with the Purchaser subject to the terms and conditions of this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1.	The following definitions and rules of interpretation in this clause apply in this Agreement:

“Additional MR Identified Wells”	means the four well sites identified by the Seller for the purposes of clause 7.2.5;

“Agreement”	means this Agreement (including any schedules or annexures to it);

“Assets”	means all of the Seller’s rights and interests in Licence 5/2005 and the Farm-In Agreement;

“Business Day”	means a day (other than a Friday, Saturday, Sunday or public holiday) when banks in Kansas (USA), London and Tasmania are open for business;

“Call Option”	means the option granted by the Seller to the Purchaser pursuant to clause 2.1;

“Close of Business”	means 5.30 p.m. in Kansas (USA);

“Completion”	means the completion of the sale and purchase of the Assets following the exercise of the Option in accordance with this Agreement;

“Completion Date”	has the meaning given in clause 7.1;

“Conditions”	means the conditions to Completion set out in clause 5.1;

“Consideration Shares”	means the Initial Consideration Shares and the Final Consideration Shares;

“Encumbrance”	means any right, interest or equity of any person

or entity (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title, retention or any other security Agreement or arrangement;

“Exercise Notice”	means either the written notice exercising the Call Option or the Put Option, as applicable, to be delivered in accordance with clause 3.4;

“Expiry Date”	has the meaning given to it in clause 5.2;

“Farm-in Agreement”	means the farm-in agreement made between the Seller and GSLM dated 20 December 2005 governing the rights to and the interests in the JV Area;

“Farm-In Parties”	means the parties to the Farm-In Agreement being the Seller and GSLM;

“Final Consideration Shares”	means either 17,000,000 shares of common stock in the share capital of the Purchaser or in the event that a Reorganisation takes place prior to Completion, the equivalent percentage of shares in the share capital of Holdco based on the issued share capital of Holdco immediately following the completion of the Reorganisation as the percentage represented by 17,000,000 shares by reference to the issued share capital of the Purchaser immediately prior to the Reorganisation, which are to be issued to the Seller by the Purchaser pursuant to clause 4.

“GSLM”	means Great South Lands Minerals Ltd, a company incorporated and registered in Tasmania with registered office at Level 1, 199 Macqaurrie Street, Hobart Tasmania 7000, Australia and which is 100% owned by the Purchaser;

“Holdco Shares”	means 100% of the issued share capital of Holdco;

“Holdco”	means in the event that a Reorganisation takes place, any holding company of GSLM following completion of such Reorganisation or if there is no holding company, GSLM;

“Initial Consideration Shares”	means 2,500,000 shares of common stock in the share capital of the Purchaser and which the Purchaser shall procure to transfer to the Seller in accordance with clause 4.1;

“JOA”	means the joint operating agreement between Primeline Petroleum Corporation, the Seller and the Purchaser (or, if a Reorganisation takes place prior to Completion, Holdco) to be entered into at Completion granting (i) the Purchaser 100% of the percentage interest to any petroleum produced or sold with respect to Licence 5/2005,(ii) the Purchaser responsibility for any and all costs and obligations to be incurred in the conduct of any operations under the JOA, and (iii) an indemnity to Primeline Petroleum Corporation for any obligations arising out of or in respect of conduct of any operations under the JOA, in a form satisfactory to the Purchaser;

“JV Area”	means the area referred to in the Farm-in Agreement as the “JV Area” and described in Part A of Schedule 1 relating to Licence 13/98;

“Licence 13/98”	means the special exploration licence SEL 13/98 granted to GSLM by the Minister of Infrastructure, Energy and Resources in accordance with the MRD Act and which was renewed on 28 October 2004 until September 2009;

“Licence 5/2005”	means the special exploration licence SEL 5/2005 granted to Primeline Petroleum Corporation by the Minister of Infrastructure, Energy and Resources in accordance with the MRD Act and which was granted on 8 September 2005 for a term of 5 years;

“Material Contract”	means a contract, agreement or arrangement to which the Seller is or may become a party and which is of material importance to the Assets;

“Michael Roberts”	means Michael Roberts whose residential address is 15 Park Crescent, Abingdon, Oxfordshire OX14 1DF;

“MRD Act”	means the Mineral Resources Development Act 1995 (Tasmania);

“MR Identified Wells”	means the two well sites set out in Part B of Schedule 1 which the Seller has identified for the purposes of clause 8;

“Necessary Consents”	means all necessary written consents, change of control approvals, or waivers, as the case may be of, any regulatory authorities in Tasmania or any licensee or third party in respect of the Assets;

“Option”	means the Call Option and/or the Put Option, as the context admits;

“Option Period”	means the period commencing on the date hereof and terminating 180 days from the date of this Agreement unless otherwise extended by the parties pursuant to clause 5.2;

“Primeline Petroleum Corporation”	means Primeline Petroleum Corporation whose registered address is 14 South Audley Street, London W1K 1HN;

“Purchaser’s Board”	means the board of directors of the Purchaser;

“Purchase Price”	means the purchase price to be satisfied by the Purchaser issuing the Final Consideration Shares in accordance with clause 4.2 and clause 7.3.1;

“Purchaser’s Warranties”	means the warranties in clause 10 and Schedule 3;

“Put Option”	means the option granted to the Seller by the Purchaser pursuant to clause 2.2;

“Reorganisation”	means in relation to GSLM any reorganisation, amalgamation, arrangement or reorganisation of the share capital of GSLM;

“Seller’s Warranties”	means the warranties in clause 9 and Schedule 2;

“Shares”	means 100% of the issued share capital of the Purchaser;

“Termination Agreement”	means the termination agreement made between the Seller and GSLM on or around the date hereof terminating any and all of the Seller’s rights, benefits and obligations under the Farm-in Agreement;

“Transaction”	means the transaction contemplated by this Agreement or any part of that transaction;

“US”	means the United States of America; and

“US$”	means the lawful currency of the United States of America.

1.2.	Clause and schedule headings do not affect the interpretation of this Agreement.

1.3.	A person includes a corporate or unincorporated body.

1.4.	Words in the singular include the plural and in the plural include the singular.

1.5.	A reference to one gender includes a reference to the other gender.

1.6.	A reference to a law is a reference to it as it is in force for the time being taking account of any amendment, extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.7.	Writing or written includes faxes but not e-mail.

1.8.	Documents in agreed form are documents in the form agreed by the parties to this Agreement and initialled by them for identification.

1.9.	A reference to the term “including” shall, unless the context requires otherwise mean “including, but not limited to”.

2.	GRANT OF OPTIONS

2.1.	Subject to clause 5 and in consideration of the Purchaser issuing the Initial Consideration Shares to the Seller pursuant to clause 4.1 below and granting the Put Option referred to in clause 2.2 below, the Seller irrevocably grants to the Purchaser an option during the Option Period to require the Seller to sell all of the Assets to the Purchaser on the terms of the Call Option as set out in this Agreement.

2.2.	Subject to clause 5 and in consideration of the Seller granting the Call Option referred to in clause 2.1 above the Purchaser irrevocably grants to the Seller an option during the Option Period to require the Purchaser to purchase all of the Assets from the Seller on the terms of the Put Option as set out in this Agreement.

2.3.	The Seller acknowledges that if a Reorganisation has taken place prior to Completion the purchase will be affected by Holdco and that, further, either the Purchaser or Holdco, as the case may be, has the right to require the Seller to transfer any beneficial or legal title it may have in the Assets to any wholly owned subsidiary of the Purchaser or Holdco, as the case may, as the Purchaser or Holdco may designate in its sole discretion, following the exercise of the Call Option or the Put Option in accordance with clause 3 below, by notifying the Seller in writing of the relevant details of the acquiring entity of the Assets as soon as reasonably practicable prior to Completion.

2.4.	The Purchaser acknowledges and confirms that it has carried out all necessary due diligence on the Assets and is satisfied with its investigations as at the date of this Agreement.

2.5.	The Seller acknowledges and is aware that that as at the date of this Agreement the Purchaser does not have the necessary authority or consents to issue the Final Consideration Shares.

3.	EXERCISE OF OPTIONS

3.1.	The Call Option may be exercised at any time by the Purchaser by delivering the Exercise Notice to the Seller at any time during the Option Period in accordance with clause 3.4.

3.2.	The Put Option may be exercised by the Seller delivering the Exercise Notice to the Purchaser at any time during the Option Period in accordance with clause 3.4.

3.3.	If the Call Option or the Put Option is exercised, on Completion and subject to the Conditions having been satisfied or waived, the Seller shall sell, transfer and assign, and the Purchaser shall purchase, all of the Assets free from any Encumbrances upon and subject to the terms and conditions of this Agreement.

3.4.	The Exercise Notice shall include:

3.4.1.	the date on which the Exercise Notice is given;

3.4.2.	a statement to the effect that the Call Option or the Put Option, as applicable, is being exercised and that the party exercising the option will be in a position to satisfy those Conditions for which he or it is primarily responsible;

3.4.3.	a date which is no less than five and no more than 15 Business Days after the date of the Exercise Notice, on which Completion is to take place; and

3.4.4.	a duly authorised signature by or on behalf of the party delivering the Exercise Notice.

3.5.	Once given, an Exercise Notice may not be revoked without the written consent of the other party.

3.6.	The Purchaser is not obliged to complete the purchase of any of the Assets unless the purchase of all the Assets is completed simultaneously.

4.	CONSIDERATION

4.1.	In accordance with clause 2.1 above, immediately following the signing of this Agreement the Purchaser shall transfer or allot and issue the Initial Consideration Shares to the Seller and shall deliver to the Seller its share certificate with respect to the same and enter the name of the Seller in the register of members of the Purchaser

4.2.	Following exercise of the Option and subject to clause 5 below, the consideration payable by the Purchaser for the Assets will be satisfied by the Purchaser or Holdco, as the case may be, allotting and issuing or procuring the transfer of the Final Consideration Shares to the Seller at Completion (the “Purchase Price”).

4.3.	Upon allotment and issue the Consideration Shares shall be credited as fully paid and ranking pari passu with the then existing issued common shares each in the share capital of the Purchaser or Holdco, as the case may be.

4.4.	In the event that the Shares or the Holdco Shares are sub-divided, consolidated or redesignated then any of the Consideration Shares that remain to be allotted and issued to the Seller pursuant to either clause 4.1 or 4.2 shall be similarly adjusted in such a manner as the auditors of the Purchaser (from time to time) shall certify to be necessary in order that after such adjustment the correct number of shares on account of the Purchase Price is paid to the Seller as applicable pursuant to this clause 4.

4.5.	In the event that the Seller becomes deceased prior to or following Completion the Purchaser shall have a right of first refusal over all of the Consideration Shares owned by the Seller prior to some or all of such shares being disposed of by the personal representatives or executors (the “Executors”) of the estate of the Seller (the “Right of First Refusal”) otherwise than in accordance with the terms of the will of the seller or any applicable intestacy rules. The Purchaser shall provide notice in writing to the Executors within 2 Business Days of receipt of a notice in writing from the Executors on a proposed disposal of the shares (which notice shall set out the terms of the sale of the Consideration Shares including the price, number and the name of the purchaser) stating whether or not it intends to exercise its Right of First Refusal.

4.6.	Subject to clause 4.6, the Seller agrees, covenants and undertakes to dispose or agree to dispose of no more than such number of shares equal to 10 per cent of the Consideration Shares (or any interest therein) per month held by the estate of the Seller either following the exercise of the Right of First Refusal or notice in writing from the Purchaser to the Executors stating that it does not wish to exercise its Right of First Refusal.

4.7.	The restrictions set out in clauses 4.4 and 4.5 above shall not apply in the event of a take-over offer for the Purchaser or to any disposal pursuant to a court order.

4.8.	The Seller acknowledges and agrees that the Consideration Shares to be issued in accordance with clause 4.1 and 4.2 above will be investment shares subject to Rule 144 of the US Securities Act of 1933, as amended (the “Securities Act”) and the Seller undertakes and covenants to dispose of such shares only in compliance with the requirements of the Securities Act and the rules thereunder.

5.	CONDITIONS

5.1.	Completion is subject to and conditional upon the following Conditions being satisfied or being waived (by the party for whose benefit the conditions operate) prior to the Completion Date:

5.1.1.	in the event that a Reorganisation takes place, the Purchaser having used all reasonable endeavours to obtain all necessary legal, taxation and financial advice from its advisers in connection with the Reorganisation and having produced evidence of such advice to the Seller so as to provide the Seller with sufficient comfort that neither Holdco nor GSLM following completion of the Reorganisation could reasonably be considered to be companies domiciled in the US for the purposes of US taxation;

5.1.2.	Michael Roberts having been appointed to serve on the Purchaser’s Board as a director and having been nominated by Malcolm Bendall as Chairman of the Purchaser’s Board and having been appointed as Chairman on or before Completion. For the avoidance of doubt, the Seller and the Purchaser agree that the Condition set out in this clause 5.1.2 shall be deemed to be satisfied notwithstanding that Michael Roberts resigns as a director and/or Chairman of the Purchaser’s Board prior to Completion.

5.1.3.	the Purchaser not having appointed any additional directors to the Purchaser’s Board since the date of this Agreement without having obtained the written consent of the Seller not to be unreasonably withheld;

5.1.4.	the Purchaser having obtained (a) not less than US$15 million (net) of financing to be used in connection with the Purchaser’s operations and well drilling programme for GSLM’s assets, including following Completion, the MR Identified Wells or (b) having sufficient financial resources in place to drill and complete the MR Identified Wells as determined in the Seller’s own discretion acting reasonably;

5.1.5.	the Purchaser having procured that the following appointments be made to the Purchaser’s Board and their continuing to serve in that capacity:

5.1.5.1.	Mr S. A. Sehsuvaroglu or another internationally recognised executive in the oil and gas industry as the Chief Executive Officer; and

5.1.5.2.	The Purchaser’s Board having such composition and such number of directors as required to comply with the laws and/or regulations of any relevant stock exchange to which the issued shares of the Purchaser may be admitted to from time to time;

5.1.6.	the Purchaser and the Seller having entered into an override royalty agreement on or around the date hereof (the “Override Royalty

Agreement”), which amongst other matters, shall provide that, with effect from and subject to Completion, Michael Roberts shall be entitled to 50% of any gross revenue, less any costs or expenses of exploration, development and operation of that field (a 50% working carried interest) received by GSLM from the sale of any oil and gas production discovered and extracted from within a discrete coherent structure identified by the MR Identified Wells or the Additional MR Identified Wells;

5.1.7.	there not having occurred any breach of the Seller’s Warranties prior to the Completion Date;

5.1.8.	there not having occurred any breach of the Purchaser’s Warranties prior to the Completion Date;

5.1.9.	the Seller having used all reasonable endeavours to obtain all Necessary Consents with respect to Licence 5/2005; and

5.1.10.	the Purchaser having agreed the form of the JOA and Termination Agreement to be delivered at Completion.

5.2.	If the Conditions set out in clause 5.1 have not been satisfied or waived prior to the expiry of the Option Period (the “Expiry Date”), the Purchaser shall be entitled, in consideration of the payment of a sum of AUD$500,000 to the Seller on or prior to the Expiry Date, to extend the Option Period for a further 180 days from the Expiry Date.

5.3.	If the Conditions set out in clause 5.1 have not been satisfied or waived prior to the Expiry Date and the Purchaser does not extend the Option Period pursuant to clause 5.3 this Agreement shall cease to have effect immediately after the Expiry Date save for:

5.3.1.	the provisions mentioned in clauses 5.4 and 5.5 below; and

5.3.2.	any rights or liabilities that have accrued under this Agreement.

5.4.	Those provisions are:

5.4.1.	clause 1 (Interpretation);

5.4.2.	this clause 5;

5.4.3.	clause 11 (Confidentiality);

5.4.4.	clause 14 (Whole Agreement);

5.4.5.	clause 15 (Variation and waiver);

5.4.6.	clause 16 (Costs);

5.4.7.	clause 17 (Notice); and

5.4.8.	clause 22 (Governing law and jurisdiction).

5.5.	The Purchaser may, to such extent it thinks fit, waive any of the Conditions set out in clauses 5.1.7, 5.1.9 and 5.1.10 by giving written notice to the Seller.

5.6.	The Seller may, to such extent it thinks fit, waive any of the Conditions other than clauses 5.1.7, 5.1.9 and 5.1.10 by giving written notice to the Purchaser.

6.	CONDUCT DURING THE OPTION PERIOD

6.1.	The Seller undertakes to procure that from the date of this Agreement to Completion it shall:

6.1.1.	not create any Encumbrance over the Assets; and

6.1.2.	provide the Purchaser with frequent updates with respect to achieving any Necessary Consents.

6.2.	The Purchaser and the Seller shall use their respective reasonable endeavours (so far as is within their respective powers) to procure that the Conditions in clause 5.1 are satisfied as soon as practicable following the signing of this Agreement and in any event prior to the Expiry Date.

6.3.	Following the issue of an Exercise Notice pursuant to clause 3.4 above, the Seller and the Purchaser shall notify each other as soon as practicable after the Conditions have been satisfied (the “Conditions Notice”), but in any event within 3 Business Days of such satisfaction or promptly notify each other in the event that any of the Conditions cannot or have not, in their respective opinions, been satisfied (the “Dispute Notice”). In the event that there is a dispute as to whether a Condition has been satisfied the parties shall use all reasonable endeavours to resolve the dispute within 10 Business Days of receipt of the Dispute Notice. In the event that the parties are unable to resolve the dispute within such period the matter shall be referred to an Expert in accordance with clause 8.4 below.

7.	COMPLETION

7.1.	Completion shall take place on the Completion Date at any place agreed in writing by the Purchaser and the Seller.

7.2.	At Completion, the Seller shall:

7.2.1.	procure the delivery of the JOA duly executed by Primeline Petroleum Corporation and the Seller;

7.2.2.	deliver a copy of the Termination Agreement duly executed by the Seller;

7.2.3.	deliver a copy of the Override Royalty Agreement duly executed by the Seller;

7.2.4.	deliver any Necessary Consents which have been obtained together with any other documentation relevant to the Assets; and

7.2.5.	deliver to the Purchaser in writing details of the location, including all relevant co-ordinates, of the Additional Identified MR Wells for the purposes of clause 8 below.

7.3.	At Completion, the Purchaser or Holdco, as the case may be, shall:

7.3.1.	subject to the performance by the Seller of its obligations in accordance with clause 7.2, allot and issue or procure the transfer to the Seller of the Final Consideration Shares and deliver to the Seller its share certificate with respect to the same and enter the name of the Seller in the register of members of the Purchaser;

7.3.2.	procure the delivery of the Termination Agreement duly executed by GSLM;

7.3.3.	procure the delivery of the JOA duly executed by the Purchaser or Holdco, as the case may be;

7.3.4.	deliver a copy of the Override Royalty Agreement duly executed by the Purchaser or Holdco, as the case may be; and

7.3.5.	deliver a certified copy of the resolutions adopted by the Purchaser’s Board authorising the Transaction and the execution and delivery by the directors specified in the resolution and any other documents necessary to allot and issue or transfer the Final Consideration Shares in accordance with clause 7.3.1 and any other documents referred to in this Agreement.

7.4.	In the event that the Call Option is extended pursuant to clause 5.2 this clause 7 shall apply to a deferred Completion under that clause as it applies to a Completion that has not been deferred.

8.	THE PURCHASER’S AND SELLER’S COVENANTS

8.1.	Following Completion the Purchaser undertakes and covenants to:

8.1.1.	procure that GSLM shall, as part of its exploratory well drilling programme include the MR Identified Wells as part of the first eight exploratory wells that are drilled by or on behalf of GSLM (the “Initial Drilling Stage”);

8.1.2.	procure to use its best endeavours to complete the Initial Drilling Stage within one year from the Completion Date;

8.1.3.	provided that the MR Identified Wells result in a commercially viable discovery, procure that GSLM shall drill the Additional MR Identified Wells as part of the drilling programme for the next 8 exploration wells. The Additional MR Identified Wells and the GSLM exploration wells shall be drilled one at a time and alternately, the first well to be drilled to be one of the Additional MR Identified Wells;

8.1.4.	procure that GSLM shall sell, transfer or assign to the Seller any of the MR Identified Wells or any of the Additional MR Identified Wells that have been drilled by or on behalf of GSLM and which GSLM has deemed not commercially viable and chooses to abandon in consideration for the Seller adopting the well abandonment obligations of the Seller; and

8.1.5.	procure that the MR Identified Wells and the Additional MR Wells and any production of oil and gas or any revenues arising from the same will be kept free and clear of all Encumbrance and will not be made the subject of a mortgage, charge or pledge or any other type of security without the prior written consent of the Seller not to be unreasonably withheld.

8.2.	The Seller shall use all reasonable endeavours to procure that the JOA contains a provision to the effect that Primeline Petroleum Corporation will execute all necessary agreements following Completion as is necessary for the Purchaser to establish legal title in Licence 5/2005 to the extent such documentation is not provided at Completion.

8.3.	The Seller covenants and undertakes to tender his resignation from the Purchaser’s Board in the event that at the Completion Date he does not own at least 50% of the Shares owned by him immediately following the signing of this Agreement.

8.4.	The parties agree to appoint an expert (the “Expert”) in order to resolve disputes arising under this clause 8 or this Agreement and/or any issue involving the interpretation of any provision of this Agreement. If the parties are unable to agree on an Expert within seven days of either party serving details of a suggested expert on the other, either party shall then be entitled to request the Australian Petroleum Production and Exploration Association (otherwise known as the APPEA) to appoint an Expert of repute with international experience in the oil and gas sector.

8.5.	The Expert shall act as an expert and not as an arbitrator. The Expert’s written decision on the matters referred to him shall be final and binding in the absence of manifest error or fraud and the Expert’s fees and any costs properly incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Expert) shall be borne by the parties as the Expert shall direct.

9.	SELLER’S WARRANTIES

9.1.	The Purchaser enters into this Agreement on the basis of, and in reliance on, the Seller’s Warranties as set out in Schedule 2. The Seller warrants and represents to the Purchaser in the terms of Schedule 2.

9.2.	The Seller’s Warranties are deemed to be repeated at Completion and any reference made to the date of this Agreement (whether express or implied) in relation to any warranty shall be construed, in relation to any such repetition, as a reference to the Completion Date.

9.3.	The Seller undertakes to the Purchaser to notify the Purchaser if it comes to its knowledge at any time up to the Completion Date that any of the Seller’s Warranties were or are likely to become untrue, inaccurate or misleading, or have a reasonable expectation that any of those things might occur, it must immediately:

9.3.1.	notify the Purchaser in sufficient detail to enable the Purchaser to make an accurate assessment of the situation; and

9.3.2.	if requested by the Purchaser, use its best endeavours to prevent or remedy the notified occurrence.

9.4.	If at any time before or at Completion it becomes apparent that a Seller’s Warranty has been breached, is untrue or misleading or that the Seller has breached any other term of this Agreement that in either case is material to the sale, transfer or assignment of the Assets the Purchaser may (without prejudice to any other rights it may have in relation to the breach):

9.4.1.	rescind the Exercise Notice by notice to the Seller; or

9.4.2.	proceed to Completion.

9.5.	Each of the Seller’s Warranties are separate and, unless specifically provided, is not limited by reference to any other warranty or anything in this Agreement.

9.6.	The maximum liability of the Seller under the Seller’s Warranties shall be limited to the total value of the Consideration Shares as at Completion.

10.	PURCHASER’S WARRANTIES

10.1.	The Seller enters into this Agreement on the basis of, and in reliance on, the Purchaser’s Warranties as set out in Schedule 3. The Purchaser warrants and represents to the Seller in the terms of Schedule 3.

10.2.	The Purchaser’s Warranties are deemed to be repeated at Completion and any reference made to the date of this Agreement (whether express or implied) in relation to any warranty shall be construed, in relation to any such repetition, as a reference to the Completion Date.

10.3.	The Purchaser undertakes to the Seller to notify the Seller if it comes to its knowledge at any time up to the Completion Date that any of the Purchaser’s Warranties were or are likely to become untrue, inaccurate or misleading, or has a reasonable expectation that any of those things might occur, it must immediately:

10.3.1.	notify the Seller in sufficient detail to enable the Seller to make an accurate assessment of the situation; and

10.3.2.	if requested by the Seller, use its best endeavours to prevent or remedy the notified occurrence.

10.4.	If at any time before or at Completion it becomes apparent that a Purchaser’s Warranty has been breached, is untrue or misleading or that the Purchaser has breached any other term of this Agreement that in either case is material to the sale, transfer or assignment of the Assets the Seller may (without prejudice to any other rights it may have in relation to the breach):

10.4.1.	rescind the Exercise Notice by notice to the Purchaser; or

10.4.2.	proceed to Completion.

10.5.	Each of the Purchaser’s Warranties is separate and, unless specifically provided, is not limited by reference to any other warranty or anything in this Agreement.

11.	CONFIDENTIALITY

11.1.	Each party undertakes that it will not at any time hereafter use, divulge or communicate to any person, except to its professional representatives or advisers or as may be required by law or any legal or regulatory authority, any confidential information concerning the business or affairs of the other party which may have come to its knowledge and each of the parties shall use its reasonable endeavours to prevent the publication or disclosure of any confidential information concerning such matters.

12.	FURTHER ASSURANCE

12.1.	The Seller shall promptly execute and deliver all documents, and do all things, that the Purchaser may from time to time reasonably require for the purpose of giving full effect to the provisions of this Agreement.

13.	ASSIGNMENT

13.1.	The Purchaser may assign its rights under this Agreement (or any document referred to in the Agreement) to any member of its group.

14.	WHOLE AGREEMENT

14.1.	This Agreement, and any documents referred to in it, constitute the whole Agreement between the parties and supersede any arrangements, understanding or previous Agreement between them relating to the subject matter they cover.

14.2.	Each party acknowledges that in entering into this Agreement, and any documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, assurance or warranty of any person other than as expressly set out in this Agreement or those documents referred to in it.

14.3.	Nothing in this clause operates to limit or exclude any liability for fraud.

15.	VARIATION AND WAIVER

15.1.	Any variation of this Agreement shall be in writing and signed by or on behalf of all parties.

15.2.	Any waiver of any right under this Agreement is only effective if it is in writing, and it applies only to the person to whom the waiver is addressed and the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived.

15.3.	A person that waives a right in relation to one person, or takes or fails to take any action against that person, does not affect its rights against any other person.

15.4.	No failure to exercise or delay in exercising any right or remedy provided under this Agreement or by law constitutes a waiver of such right or remedy or will prevent any future exercise in whole or in part thereof.

15.5.	Unless specifically provided otherwise, rights arising under this Agreement are cumulative and do not exclude rights provided by law.

16.	COSTS

16.1.	Unless otherwise provided, all costs in connection with the negotiation, preparation, execution and performance of this Agreement, and any documents referred to in it, shall be borne by the party that incurred the costs.

17.	NOTICE

17.1.	A notice given under this Agreement:

17.1.1.	shall be in writing in the English language;

17.1.2.	shall be sent for the attention of the person, and to the address, or fax number, given in this clause (or such other address, fax number or person as the party may notify to the others in accordance with the provisions of this clause); and

17.1.3.	shall be:

17.1.3.1.	delivered personally; or

17.1.3.2.	sent by fax; or

17.1.3.3.	sent by pre-paid first-class post, recorded delivery or registered post; or

17.1.3.4.	(if the notice is to be served by post outside the country from which it is sent) sent by registered airmail.

17.2.	The addresses for service of notice for the Purchaser shall be as follows:

Address: Suite 100, 16801 West 116th Street, Lenexa, Kansas 66219-9603, United States of America

For the attention of: Empire Energy Corporation International

Fax number: 001 913 972 1960

17.3.	The address for service of notice for the Seller shall be as follows:

Address: 5 Park Crescent, Abingdon, Oxfordshire OX14 1DF

For the attention of: Michael Roberts

Fax number: + 44 (0) 1235 539300

17.4.	A notice is deemed to have been received:

17.4.1.	if delivered personally, at the time of delivery; or

17.4.2.	in the case of fax, at the time a notice of successful transmission is received by the fax machine of the sender; or

17.4.3.	in the case of pre-paid first class post, recorded delivery or registered post, registered airmail, when received by the other party; or

17.4.4.	in the case of registered airmail, fifteen days from the date of posting; or

17.4.5.	if deemed receipt under the previous paragraphs of this clause 17.4 is not within business hours (meaning 9 am to 5.30 pm in the place of receipt on a day that is not a Saturday, Sunday or public holiday in the place of receipt), when business next starts in the place of receipt; or

17.4.6.	in the case of an internationally registered courier, five days from the day of collection from the sender.

18.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

19.	SEVERANCE

19.1.	If any provision of this Agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

19.2.	If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the parties.

20.	AGREEMENT SURVIVES COMPLETION

This Agreement (other than obligations that have already been fully performed) remains in full force after Completion.

21.	THIRD PARTY RIGHTS

21.1.	This Agreement and the documents referred to in it are made for the benefit of the parties to them and their successors and permitted assigns, and are not intended to benefit, or be enforceable by, anyone else and the provisions of the Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement.

21.2.	The right of the parties to terminate, rescind, or agree any amendment, variation, waiver or settlement under, this Agreement is not subject to the consent of any person that is not a party to the Agreement.

22.	GOVERNING LAW AND JURISDICTION

This Agreement and any disputes or claims arising out of or in connection with its subject matter are governed by and construed in accordance with the laws of England.

This Agreement has been entered into on the date stated at the beginning of it.

SCHEDULE 1 – Assets

Part A

JV AREA – consists of the 840 square kilometres area within Licence 13/98, exclusive of those areas stated to be “Exclusions” under the terms of Licence 13/98, with corners defined by the following co-ordinates:

(a) 5,400,000mN	520,000mE

(b) 5,400,000mN	540,000mE

(c) 5,390,000mN	540,000mE

(d) 5,390,000mN	548,000mE

(e) 5,380,000mN	548,000mE

(f) 5,380,000mN	556,000mE

(g) 5,370,000mN	556,000mE

(h) 5,370,000mN	520,000mE

Part B

MR Identified Well Sites

Well name:	Fairfield #1

Licence Number:	DEL 13-98

Co-ordinates:	529285 E

5374413 N

Universal Transverse Mercator Grid, Zone 55

Well name:	Westwood-1

Licence Number:	SEL5-05

Co-ordinates:	41 deg 31 min 09.3 sec

147 deg 02 min 02.5 sec

Universal Transverse Mercator Grid, Zone 55

SCHEDULE 2 – Seller’s Warranties

1.	THE SELLER

1.1.	The Seller is in compliance with the terms of this Agreement and the documents referred to in it shall not breach or constitute a default under any of the following any order, judgment, decree or other restriction applicable to the Seller.

1.2.	The particulars relating to the Seller in this Agreement are accurate and not misleading.

1.3.	The Seller has the power and authority to enter into and perform this Agreement and this Agreement shall constitute when executed valid, legal and binding obligations on the Seller.

2.	Assets and Consents

2.1.	The Seller is the sole beneficial owner of Licence 5/2005 which is registered in the name of Primeline.

2.2.	Licence 5/2005 is in full force and effect and, so far as the Seller is aware, there are no circumstances which indicate that the Licence may be suspended, cancelled, revoked or not renewed on the same terms.

2.3.	The Assets are free from all Encumbrances.

2.4.	The Seller, so far as he is aware, is in compliance with all of the terms, conditions and obligations of the Farm-In Agreement notwithstanding the discretionary powers of the MRD.

3.	Disputes and Investigations

The Seller is not engaged in any disputes or litigation with any regulatory authority or any of the Farm-In Parties in respect of the Assets.

4.	Insolvency

4.1.	The Seller is not bankrupt or unable to pay his debts within the meaning of the insolvency legislation applicable to the Seller concerned and has not stopped paying his debts as they fall due.

SCHEDULE 3 – Purchaser’s Warranties

1.	The Purchaser has the power and authority to enter into and perform this Agreement and this Agreement shall constitute when executed valid, legal and binding obligations on the Purchaser.

2.	The Purchaser has not created or granted or agreed to create or grant any security interest in respect of any of its uncalled share capital.

3.	The consummation of the transactions contemplated by this Agreement will not render the MR Identified Wells nor the Additional MR Identified Wells the subject of any Encumbrance or any other security which a third party may have in place over some or all of the Purchaser’s or GSLM’s assets prior to or at the Completion Date.

SIGNED by S.A. SEHSUVAROGLU	)
acting for	)
EMPIRE ENERGY CORPORATION	)	/s/ S.A. Sehsuvaroglu
INTERNATIONAL	)

SIGNED by MICHAEL ROBERTS	)
trading as M R ASSOCIATES	)	/s/ Michael Roberts
)